Exhibit 10.1

BG CAPITAL INC.
1250 South Pine Island Road
Suite 500
Plantation, Florida 33324

March 16, 2012.

To:
Mr. Hugh Aird
Chairman and CEO
American Lithium Minerals Inc.
haird@americanlithium.com

Re: American Lithium Minerals Inc. Restated Investment Agreement.

Whereas American Lithium Minerals Inc. ("AMLM") and BG Capital Group Ltd. ("BG Capital")have entered into an Investment Agreement dated August 9. 2011(the “Investment Agreement”); and whereas, further to our recent discussions and in light of the current financial issues faced by to the Corporation, we wish to restate the terms of the Investment Agreement as set out below. Now therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Investment Agreement is restated as follows:

Summary of Restated Terms

Issuer:	American Lithium Minerals Inc. (“AMLM” or the “Corporation”) is a U.S.-based mineral exploration company focused on the development of lithium and boron resources in Nevada

Offering:	Secured Convertible Debentures (the “Debenture(s)”).

Amount:	Up to $ 2,000,000 USD in the Aggregate (the “Subscription Funds”)at the option of BG Capital with a minimum guarantee of $725,000 (the “Minimum Guarantee”).

Terms and Conditions:

1.	Term – Two years per Debenture.

2.	Interest Rate - Eleven percent per annum payable quarterly in arrears in equal installments.

3.

Installments – The Minimum Guarantee shall be payable to AMLM in two (2) installments of $500,000 and $225,000 due by November 21, 2011 and March 23, 2012, respectively. AMLM acknowledges receipt of $500,000.as of November 21, 2011. Subject to payment of the Minimum Guarantee, the balance of the Subscription Funds may be paid at the option of the BG Capital in one or more installments prior March 16, 2014.

4.

Debentures. A Debenture shall be issued in respect of each installment of the Minimum Guarantee. Thereafter a Debenture shall be issued (i) promptly, in respect of any installment of Subscription Funds equal to $225,000 or greater; or (ii) following completion of any fiscal quarter of the Corporation, in respect of any lesser installment of Subscription Funds paid during the preceding fiscal quarter.

5.

Conversion –All or any portion of the outstanding principal sum of each Debenture and accrued interest thereon is convertible from time to time at the option of BG Capital into common shares of AMLM. The conversion price for each Debenture shall be $0.05 per share. If there are any dilutive changes in the capital structure of the Company through stock splits, consolidations, dividends, or otherwise, the Company shall make proportional adjustments in the number of shares issuable on conversion of the Debentures as may be required to prevent dilution of the rights of BG Capital hereunder, and provided that the conversion price of $0.05 per share shall remain unchanged.

6.	Security – First charge on the Borate Hills Property located in Nevada subject to the existing JOGMEC claim under the Joint Venture Agreement.

7.	Fees – A non-refundable work fee equal to 10% of each Debenture shall be due to BG Capital upon execution of the applicable Debenture.

8.

Prepayment – No Debenture hereunder shall be repayable prior to its 2 year maturity provided that, should AMLM sell the Borate Hills Property, BG Capital shall be entitled, at its option, either (i) to receive repayment of all amounts owing in respect of the Debentures upon closing of the sale of the Borate Hills Property; or (ii) to exercise its right of conversion in respect of the Debentures in accordance with above Section 5. Should BG Capital elect to exercise its right of conversion upon sale of the Borate Hills Property and there is insufficient authorized capital available to effect the conversion (as acknowledged in below Section 14) BG Capital agrees that AMLM shall be entitled, until such time as the authorized capital is increased and the conversion of the Debentures is effected, to substitute for the security granted in Section 6 hereunder an amount of cash equal to the amount then payable to BG Capital pursuant to this Agreement.

9.

Securities Restricted—None of the securities to which this Offering relates will be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and, unless so registered, none may be offered or sold in the United States or to U.S. persons (as defined in regulation s under the 1933 act) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 act. Accordingly, the securities which are the subject of this term sheet are being offered and sold only to "accredited investors" or non “us persons” as defined in Regulation D or Regulation S promulgated under the 1933 act.

10.	State & Federal Filings—The Corporation shall promptly make all filings required to be made with the Securities and Exchange Commission as a result of the transaction hereby contemplated.

11.

Confidentiality— Each party agrees to hold in strict confidence all information concerning the business and affairs of the other party, and to use such information solely for the purpose of evaluating the Offering proposed herein. Each party shall only make available such information to its financial and legal advisors as is necessary to evaluate the terms hereof.

12.	Costs—All legal costs, other closing costs and registration fees will be paid by AMLM at closing or as required on an ongoing basis.

13.

Appointment—Upon closing of the first Debenture, the Board of Directors of AMLM shall increase the number of directors sitting on the board to three and appoint Craig Thomas to fill the ensuing vacancy.

14.

Authorized Capital—BG Capital acknowledges that , as at the date of this Agreement, the Corporation has insufficient authorized capital to effect a conversion of the Debentures in accordance with above Section (5) and that the Corporation has not made any representation or warranty regarding its ability to increase its authorized capital. However, the Corporation and BG Capital agree to use their respective commercially reasonable efforts to increase the authorized capital of the Corporation in an amount sufficient to accommodate the potential conversion of the Debentures in accordance with this agreement in respect of the security granted in above section (6)

Closing

15.	Closing Date. The first and second installments of the Minimum Guarantee shall be completed no later than November 21, 2011 and March 23, 2012, respectively.

16.	Payment Method. Payment to be made by wire transfer to the Law offices of W. L. Macdonald Law Corporation 4th Floor - 570 Granville Street, Vancouver BC V6C 3P1. Attention W.L. Macdonald.

17.

Subscription Agreement: Closing of any installment of the Subscription Funds will be subject to BG Capital executing customary subscription documents for a transaction of this kind. The Corporation will prepare a subscription agreement and form of debenture for the applicable transaction. Each such subscription agreement shall require certain information relating to the “suitability” of this investment, as well as the inherent risks and financial qualifications of BG Capital as investor.

18.	Security Agreement: The parties shall use their best efforts to prepare and execute a mutually agreeable security agreement with 60 days following the Closing.

19.	Prior Agreements. This Agreement shall replace the Investment Agreement between the Parties dated August 9, 2011 and incorporates the Private

Placement (Debenture) Subscription Agreement dated November 21, 2011 between the Corporation and Look Back Investments, Inc., and the Security Agreement for the Borate Hills Property dated September 1, 2011.between the Corporation and Look Back Investments, Inc.

These terms are the basis under which the parties are willing to proceed with this proposed investment. If acceptable, please acknowledge these terms and conditions by signing below, which shall then authorize the parties to commence with this placement.

/s/Robert Genovese	/s/Hugh Aird
Robert Genovese	Hugh Aird
Chairman	Chairman & CEO
BG Capital Group Ltd.	American Lithium Minerals Inc.

/s/William Deluce
William Deluce
Director
American Lithium Minerals Inc.